UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 000-50098

Date of Report (Date of earliest event reported):  July 26, 2023

PUBLIC COMPANY MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0493734
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9340 Wilshire Boulevard, Suite 203
Beverly Hills, CA	90212
(Address of principal executive offices)	( Zip Code)

Not applicable
(Former name or former address, if changed since last report.)

310.862.1957
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCMC	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Previous Independent Accountants

Prior to June 30, 2023, the Board of Directors received formal notice that our independent auditors, MaughanSullivan LLC who had been registered with the Public Company Accounting Oversight Board (PCAOB), had withdrawn from the PCAOB and, accordingly, would need to resign as our independent accountants. We are informed and believe that in accordance with PCAOB Rule 2107(b)(1), a firm that was once registered and then later withdraws may reissue or give consent to the use of a prior report that it issued while registered. We have further been informed and believe that the firm cannot update or dual-date a previously issued report after the firm is no longer registered, as that involves or may involve additional audit work. The Company has used the services of a public accounting firm not registered with the PCAOB to perform some accounting services that may be deemed to also be audit services for us; however the public accounting firm has not played any role in the preparation or furnishing of the audit report as defined by PCAOB Rule 1001(p)(ii).

MaughanSullivan LLC audited the financial statements of the Company for the two years ended September 30, 2022 and 2021. The report of MaughanSullivan LLC on such financial statements dated February 16, 2023 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

For the past two fiscal years and subsequent interim periods though the date of resignation, there have been no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaughanSullivan LLC, would have caused them to make reference thereto in their report on the financial statements.

During the two most recent fiscal years and the interim period to the date of their withdrawal from the PCAOB, there have been no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided MaughanSullivan LLC with a copy of the foregoing statements and requested a letter from MaughanSullivan LLC to the Securities and Exchange Commission stating whether MaughanSullivan LLC agrees with the above statements.

As of the close of business on August 1, 2023, no response had been received. Upon receipt of a response, we will file a Form 8-K or an amended Form 8-K supplying the response.

New Independent Accountants

On July 26, 2023, Hudgens CPA, PLLC 1220 Blalock Rd, Suite 300, Houston, TX 77055, certified public accountants, were appointed by the Company to review audit our financial statements for the year ended September 30, 2023. During our two most recent fiscal years and the subsequent interim periods preceding their appointment as independent accountants, neither the Company nor anyone on our behalf consulted Hudgens CPA, PLLC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered of the Company's financial statements, nor has Hudgens CPA, PLLC provided to the Company a written report or oral advice regarding such principles or audit opinion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Company Management Corporation

Date: August 2, 2023	/s/ Quinn Tran
Quinn Tran, President and Chief Executive Officer